UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2012

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)
On December 19, 2012, the board of directors (the "Board") of Tessera Technologies, Inc. (the "Company") amended the Company's Amended and Restated Bylaws (the "Bylaw Amendment"). The Bylaw Amendment became effective immediately upon adoption by the Board and amended the Company's Amended and Restated Bylaws as described below.

In order to provide stockholders of the Company additional time to deliver notice of nominations of directors to the Board or to propose business to be brought before the 2013 Annual Meeting of stockholders of the Company (the "2013 Annual Meeting"), and consistent with the deadlines that had been applicable for past annual meetings of the Company, the Bylaw Amendment provides that for the 2013 Annual Meeting, a notice by a stockholder delivered to, or mailed and received at, the principal executive offices of the Company on or prior to February 15, 2013 will in all circumstances be deemed timely notwithstanding the date of the 2013 Annual Meeting or the date of the public disclosure thereof. Prior to the Bylaw Amendment, to be timely, such notice would have had to have been delivered, or mailed and received, no later than December 30, 2012.

The foregoing description is qualified in its entirety by reference to the text of the Bylaw Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.                 Description

3.1                 Amendment to the Amended and Restated Bylaws, dated December 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: December 19, 2012	By:	/s/ BERNARD J. CASSIDY
BERNARD J. CASSIDY
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Amendment to Tessera Technologies, Inc. Amended and Restated Bylaws